                                                                    Exhibit 99.2
                                                                       B&W Draft
                                                                        12/10/96



================================================================================



                           MASTER SERVICING AGREEMENT



                                     among



                       SIGNET STUDENT LOAN TRUST 1996-A,
                                   as Issuer,



                                  SIGNET BANK,
                              as Master Servicer,



                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,
                   not in its individual capacity but solely
                          as Eligible Lender Trustee,



                         Dated as of [         , 1996]

================================================================================

                      MASTER SERVICING AGREEMENT dated as of [ , 1996], among
               SIGNET STUDENT LOAN TRUST 1996-A, a Delaware trust (the "Issuer"), SIGNET BANK, a Virginia banking corporation, as master servicer (the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, solely as eligible lender trustee and not in its individual capacity (the "Eligible Lender Trustee").

          WHEREAS the Issuer desires to purchase from the Master Servicer acting in its capacity as Seller a portfolio of federally reinsured student loans originated or acquired in the ordinary course of business by the Seller;

          WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to such student loans on behalf of the Issuer; and

          WHEREAS the Master Servicer is willing to service such student loans and undertake certain administrative functions with respect thereto.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                             Definitions and Usage
                             ---------------------

          Capitalized terms used but not defined herein are defined in Appendix
A to the Administration Agreement, dated as of      [    ], 1996 (the
"Administration Agreement") among the Issuer, Signet Bank, as Seller and the Eligible Lender Trustee, which also contains rules as to usage and construction that shall be applicable herein.


                                   ARTICLE II

                       Custody of Financed Student Loans
                       ---------------------------------

          SECTION 2.01.  Custody of Student Loan Files.
                         -----------------------------
(a) To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Master Servicer, and the Master Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as Custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or will be constructively delivered to the Indenture Trustee, as pledgee of the Issuer in the case of Additional Student Loans, as of the applicable Transfer Date) with respect to each Financed Student Loan:

          (i) the original fully executed copy of the note evidencing the Financed Student Loan (including the original loan application fully executed by the Borrower); and

          (ii) any and all other documents and computerized records that the Master Servicer or any Subservicer shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

          (b) To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer and the Indenture Trustee acknowledge that, subject to the provisions of Section 3.12, the Master Servicer may appoint one or more Subservicers to act as a subcustodian (each, a "Subcustodian") of the Student Loan Files being subserviced by such Subservicer (the "Related Student Loan Files") pursuant to the terms of a Subservicing Agreement which satisfies the criteria specified in Section 3.12.

          SECTION 2.02.  Duties of Master Servicer as Custodian.  (a)
                         --------------------------------------
Safekeeping.  The Master Servicer shall maintain custody, or shall cause one or
-----------
more Subcustodians to maintain custody, of the Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain, or cause the Subcustodians to maintain, such accurate and complete accounts, records and computer systems pertaining to each Student Loan File as shall enable the Issuer to comply with the Basic Documents. In performing its duties as custodian the Master Servicer shall act, and shall cause each Subcustodian to act, with reasonable care, using that degree of skill and attention that is the customary and usual standard of practice of prudent student loan servicers with respect to the student loan files relating to all comparable student loans that the Master Servicer owns or services or that such Subservicer services, as the case may be, and shall ensure that it complies, and cause each Subcustodian to comply, with all applicable Federal and State laws, including the Higher Education Act, with respect thereto. The Master Servicer shall conduct, or cause to be conducted, periodic audits of the Student Loan Files and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Master Servicer's record keeping. The Master Servicer shall promptly report to the Issuer and the

Indenture Trustee any failure to hold the Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Student Loan Files.

          (b)  Maintenance of Records.  The Master Servicer shall maintain any
               ----------------------
Student Loan Files held by it as Custodian at one of the locations specified in Schedule A to this Agreement, and shall cause each Subcustodian, if any, to maintain the Related Student Loan Files at the office specified opposite such Subcustodian's name in Schedule B to this Agreement or at such other office as shall be specified by written notice to the Issuer and the Indenture Trustee not later than 90 days after any change in location. Upon reasonable prior notice of not less than three Business Days, the Master Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Student Loan Files and the related accounts, records and computer systems at such times during normal business hours as the Issuer or Indenture Trustee shall instruct.

          (c)  Release of Documents.  Upon instruction from the Indenture
               --------------------
Trustee, the Master Servicer shall, as soon as practicable, release, or shall cause to be released, any Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate.

          SECTION 2.03.  Instructions; Authority To Act.  The Master Servicer
                         ------------------------------
shall be deemed to have received proper instructions with respect to the Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

          SECTION 2.04.  Custodian's Indemnification.  The Master Servicer as
                         ---------------------------
Custodian shall pay for any actual loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee or the Indenture Trustee or any of their officers, directors, employees and agents as a result of any improper act or omission in any way relating to the maintenance and custody by the Master Servicer as Custodian of the Student Loan Files or any Subcustodian as required by this Agreement where the final determination that any such improper act or omission by the Master Servicer or any Subcustodian resulted in such loss, liability or expense is established by a court of law, by an arbitrator, or by way of settlement agreed to by the Master

Servicer; provided, however, that the amount of any liability with respect to
          --------  -------
any Financed Student Loan shall not exceed the Purchase Amount thereof, plus any related Interest Subsidy Payments and Special Allowance Payments not received with respect to such loan; and provided, further, that the Master Servicer shall
                               --------  -------
not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Master Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          SECTION 2.05.  Effective Period and Termination.  (a) The appointment
                         --------------------------------
of the Master Servicer as Custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as the Custodian shall remain the Master Servicer hereunder. If any Person acting as Master Servicer shall resign as Master Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of any Person acting as Master Servicer shall have been terminated under Section 6.01, the appointment of such Person as Custodian shall be terminated simultaneously with the effectiveness of such resignation or termination. As soon as practicable on or after any resignation or termination of such appointment (and in any event within (i) 30 Business Days, with respect to the portion of the Student Loan Files consisting of electronic records and information, and (ii) 90 Business Days, with respect to the remaining portion of the Student Loan Files, in each case other than any Student Loan Files held by a Subcustodian), such Person shall deliver possession of the Student Loan Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate. The resigning or terminated Master Servicer will continue to hold the Student Loan Files as agent of the Indenture Trustee until the Student Loan Files are transferred. The termination of the Master Servicer as Custodian shall not, absent a breach by a Subcustodian of its Subservicing Agreement in accordance with the provisions thereof, result in the termination of any such Subcustodian.

          (b) The appointment of a Subcustodian by the Master Servicer shall become effective as of the date specified in the related Subservicing Agreement and shall continue in full force and effect with respect to each such Subcustodian and its Related Student Loan Files for so long as such Subcustodian is a

Subservicer of the Student Loans related to such Student Loan Files. As soon as practicable on or after any termination of the appointment of any Subcustodian (and in any event within (i) 30 Business Days, with respect to that portion of the Related Student Loan Files consisting of electronic records and information, and (ii) 90 Business Days, with respect to the remaining portion of the Related Student Loan Files), the Master Servicer shall cause such terminated Subcustodian to deliver the Related Student Loan Files to the Master Servicer at such place or places as the Master Servicer may reasonably designate.


                                  ARTICLE III

                 Administration and Servicing of Student Loans
                 ---------------------------------------------

          SECTION 3.01.  Duties of Master Servicer; Appointment of Subservicers.
                         ------------------------------------------------------
The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall be responsible for the management, servicing and administration of the Financed Student Loans and for making collections on the Financed Student Loans and shall use reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to all comparable Student Loans that it services. The Master Servicer may, at any time, appoint one or more Subservicers to perform all or a portion of its obligations as Master Servicer hereunder pursuant to the terms of a Subservicing Agreement which satisfies the criteria specified in Section 3.12. The Master Servicer shall cause each Subservicer to manage, service and administer the Financed Student Loans and make collections on the Financed Student Loans for which such Subservicer is responsible pursuant to the terms of the applicable Subservicing Agreement (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) and shall cause each Subservicer to use that degree of skill and attention that is the customary and usual standard of practice of prudent student loan servicers with respect to all comparable Student Loans owned or serviced by such Subservicer. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall be responsible for the management, servicing, administration and making collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance with, and otherwise in compliance with, all applicable Federal and state laws, including any applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Financed Student Loans for Federal reinsurance or Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments or would have an adverse effect on the Certificateholders or the Noteholders. The Master Servicer also hereby acknowledges that its obligation to service the Financed Student Loans includes those Additional Student Loans conveyed to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.02 of the Loan Sale Agreement and each related Transfer Agreement, a copy of which shall be delivered to the Master Servicer by the Seller promptly upon execution thereof; provided that any
                                                        --------
failure by the Seller to so deliver a Transfer Agreement shall not affect the Master Servicer's obligations hereunder to service all the Financed Student Loans.

          The Master Servicer's duties shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. The Master Servicer shall maintain, and shall cause each Subservicer to maintain, its eligibility as a third-party servicer under the Higher Education Act. Subject to the provisions of Section 3.02, the Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to cause the execution and delivery, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Financed Student Loans; provided, however, that the Master
                                        --------  -------
Servicer agrees that it will not (a) permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable Deferral or Forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Financed Student Loans including Principal Distribution Adjustments; provided further, however, that the Master Servicer
                          ----------------  -------
shall not permit any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan, except as required by applicable Federal and state laws, including any applicable standards, guidelines and requirements of the Higher Education Act or pursuant to Incentive Programs as provided for pursuant to the Administration Agreement.

          The Master Servicer, for the benefit of the Issuer and the Indenture Trustee (to the extent provided herein), shall promptly and routinely furnish, or shall cause any Subservicer to furnish, the Eligible Lender Trustee and the Indenture Trustee with copies of all material reports, records, and other documents and data as required by this Agreement or as may otherwise be required by the Higher Education Act. All material corres pondence received by the Master Servicer, or any Subservicer relating to individual Student Loans shall be maintained in hard copy, microcopy or electronic form or in summary form in an automated history file established by the Master Servicer. The Master Servicer shall furnish, or shall cause any Subservicer to furnish, in good condition all forms and supplies as specified in this Agreement and any Schedules hereto. The Eligible Lender Trustee and the Indenture Trustee may transmit Financed Student Loan account data to the Master Servicer on these forms or by any other mutually acceptable means. In performing its duties hereunder, the Master Servicer will be guided by and comply with the Higher Education Act and applicable requirements of any Guarantor. The Master Servicer agrees to produce, or cause any Subservicer to produce, a clear and precise audit trail for each Financed Student Loan and to comply, or cause any Subservicer to comply, with such other reporting, servicing, and operating standards as are contained in this Agreement.

          The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer, to maintain, or cause any Subservicer to maintain, any and all collection procedures with respect to the Financed Student Loans, including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Financed Student Loans such as commencing a legal proceeding to enforce a Financed Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrator furnish the Master Servicer or the Administrator with (or, upon the written request of the Master Servicer, furnish a Subservicer with) any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer, the Administrator or such Subservicer to carry out their servicing and administrative duties.

          SECTION 3.02.  Collection of Student Loan Payments.  (a)  The Master
                         -----------------------------------
Servicer shall make, or shall cause any Subservicer to make, all reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable Student Loans that it services or shall cause any Subservicer to follow such collection procedures as are consistent with the customary and usual standard of practice of prudent student loan servicers with respect to comparable student loans. The Master Servicer shall allocate, or shall cause any Subservicer to allocate, collections with respect to the Financed Student Loans between principal and interest in accordance with the terms of each such loan. The Master Servicer may, or may permit any Subservicer, in its discretion, to waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Financed Student Loan.

          (b) The Master Servicer shall, or shall cause any Subservicer to, (i) make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Financed Student Loans as and when the same shall become due and payable, (ii) comply with the Higher Education Act and all other applicable laws and agreements with respect to claiming, pursuing and collecting such payments and
(iii) follow such practices and procedures as it follows with respect to all comparable guarantee agreements and student loans that it services. In connection therewith, the Master Servicer is hereby authorized and empowered to convey, or to permit any Subservicer to convey, to any Guarantor the note and the related Student Loan File representing any Financed Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

          (c) The Eligible Lender Trustee shall, with the assistance of the Master Servicer as set forth below and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Financed Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Master Servicer follows with respect to Student Loans serviced by it. All amounts so collected by the Eligible Lender Trustee with respect to Financed Student Loans shall constitute Monthly Available Funds for the applicable Monthly Collection Period and Available

Funds for the applicable Collection Period, and shall be deposited into the Collection Account in accordance with Section 4.01. In connection therewith, the Master Servicer shall prepare and file, or shall cause any Subservicer to prepare and file, with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Master Servicer furnish the Master Servicer, or any Subservicer, with any power of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer, or such Subservicer, to prepare and file such claims forms and other documents and filings.

          (d) The Eligible Lender Trustee will permit trusts, other than the Trust, established by the Seller to securitize student loans to use the Department lender identification number applicable to the Trust. In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Financed Student Loans in the Trust and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts (including, but not limited to, any potential origination fees) owing to the Department from the Trust will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Trust and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Trust. If so specified in the servicing agreement applicable to any such other trust, any amounts assessed against payments due from the Department to the Trust as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Trust.

          SECTION 3.03.  Realization upon Student Loans.  For the benefit of the
                         ------------------------------
Issuer, the Master Servicer shall use, or shall cause any Subservicer to use, reasonable efforts consistent with the Master Servicer's or such Subservicer's servicing practices with respect to all comparable Student Loans owned or serviced by it, including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement, in the servicing of any delinquent Financed Student Loans.

          SECTION 3.04.  No Impairment.  The Master Servicer shall not impair,
                         -------------
nor shall it permit any Subservicer to impair, the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Financed Student Loans.

          SECTION 3.05.  Purchase of Student Loans; Reimbursement.  Upon the
                         ----------------------------------------
discovery by the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee or the Seller of any breach pursuant to Sections 3.01, 3.02, 3.03, 3.04 or 3.12(a) hereof the party discovering the breach shall give prompt written notice to the others. If the breach is not cured within 120 days after the Master Servicer becomes aware or receives written notice (whichever is earlier) of such breach, the Master Servicer shall purchase or arrange for the purchase of any Financed Student Loan in which the interests of the Noteholders, the Certificateholders, the Issuer, the Indenture Trustee or the Eligible Lender Trustee are materially and adversely affected by such breach as of the first day succeeding the end of such 120-day period that is the last day of a Monthly Collection Period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose and it being further understood that any dispute as to whether a Guarantor's obligation has been so affected so as to create such a material adverse effect, shall be resolved, for so long as the Notes are Outstanding, by the Indenture Trustee, whose determination shall be dispositive, and after the Notes are no longer Outstanding by the Eligible Lender Trustee, whose determination shall then be dispositive). In consideration of the purchase of any such Student Loan pursuant to this Section 3.05, the Master Servicer shall remit, in the manner specified in Section 4.01, the Purchase Amount and the Issuer shall execute such assignments and other documents reasonably requested by the Master Servicer in order to effect the transfer of such Student Loan to the Master Servicer or its designee. In addition, if any such breach by the Master Servicer does not trigger such a purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy

Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 120 days, the Master Servicer shall reimburse the Issuer by remitting an amount equal to the sum of all such nonguaranteed interest amounts and such forfeited Interest Subsidy Payments and Special Allowance Payments in the manner specified in Section 4.01. Subject to Section 5.02, the exclusive remedy of the Noteholders, the Certificateholders, the Issuer, the Indenture Trustee, and the Eligible Lender Trustee and the entire liability of the Master Servicer for such a breach shall be limited to requiring the Master Servicer to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 3.05.

          SECTION 3.06.  Servicing Fee.  The Servicing Fee payable to the Master
                         -------------
Servicer for each calendar month (the "Servicing Fee") shall be equal to the product of (i) one-twelfth of ___% and (ii) the Pool Balance as of the close of business on the last day of the prior calendar month. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Interest Payment Dates) will be payable on each Interest Payment Date and will be paid solely out of Monthly Available Funds in the case of each Interest Payment Date that is not a Distribution Date (and out of Available Funds in the case of each Distribution Date) and amounts on deposit in the Reserve Account on such Interest Payment Date (including each Distribution Date) as provided in Sections 2(d) and 2(e) of the Administration Agreement.

          SECTION 3.07.  Servicer's Report.  On or before the twentieth day of
                         -----------------
each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Master Servicer shall deliver to the Administrator a servicer's report with respect to the preceding calendar month containing all information necessary for the Administrator to prepare the Administrator's Certificate, referred to in Section 2(b)(ii) of the Administration Agreement, covering such preceding calendar month.

          SECTION 3.08.  Annual Statement as to Compliance; Notice of Default.
                         ----------------------------------------------------
(a) The Master Servicer shall deliver to the Eligible Lender Trustee and the Indenture Trustee (with a copy to the Seller), on or before ________ 30 of each year beginning ________ 30, 1997, an Officers' Certificate of the Master Servicer, dated as of ___________ 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to ________ 31, 1996 and of its performance has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or in the case of the first such Officers' Certificate, such shorter period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers' Certificate and each report referred to in this Section 3.08 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in this Section 3.08 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

          (b) The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Seller and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.01(1) or (2) or would cause the Master Servicer to fail to meet any Rating Agency Condition.

          SECTION 3.09.  Annual Independent Certified Public Accountants'
                         ------------------------------------------------
Report. The Master Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Master Servicer, the Seller or their Affiliates, to deliver to the Eligible Lender Trustee and the Indenture Trustee (with a copy to the Seller) within 180 days of the end of the Master Servicer's regular calendar-year audit period, a report addressed to the Master Servicer and to the Seller, the Eligible Lender Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of Student Loans (including the Financed Student Loans under this Agreement) during the preceding year (or, in the case of the first such report, during the period from the Closing Date to ________ 31, 1997) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that (i) such Master Servicer is an eligible third party servicer under the Higher Education Act, and (ii) such servicing was conducted in compliance with the Higher Education Act and industry standards set forth in such report, except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

          Such report will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          SECTION 3.10.  Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding Financed Student Loans.  Upon at least three Business Days' prior
--------------------------------
notice, the Master Servicer shall provide the Certificateholders and the Noteholders access to the Student Loan Files in such cases where the Certificateholders or the Noteholders shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Master Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer, or any Subservicers, as the case may be, where the Student Loan Files are held.
Nothing in this Section shall affect the obligation of the Master Servicer or any Subservicer to observe any applicable law prohibiting disclosure of information regarding the Obligors or the right of the Master Servicer not to disclose any information relating to the strategic plans or opportunities of its student lending business and the failure of the Master Servicer or any Subservicer to provide access to information as a result of such obligation or right shall not constitute a breach of this Section.

          SECTION 3.11.  Master Servicer Expenses.  The Master Servicer shall be
                         ------------------------
required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer, and expenses incurred in connection with distributions and reports to the Administrator, the Certificateholders or the Noteholders, as the case may be.

          SECTION 3.12.  Subservicing Agreements.  (a)  The Master Servicer
                         -----------------------
hereby represents and warrants that as of the Closing Date it has not entered into any Subservicing Agreements relating to the servicing of the Financed Student Loans and the custody of the Related Financed Student Loan Files.

          The Master Servicer hereby covenants that (i) each Subservicing Agreement into which it shall enter shall satisfy the criteria set forth in this
Section 3.12(a); and (ii) as of the date of its execution, each such Subservicing Agreement will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

          Each Subservicing Agreement shall: (i) provide for custodial and servicing arrangements for the Related Student Loan Files that do not conflict in any material respect with the custodial and servicing arrangements contemplated by this Agreement; (ii) provide that such agreement is enforceable by the Master Servicer and assignable to and enforceable by any successor Master Servicer; (iii) permit the termination of the servicing activities of the Subservicer with respect to any Financed Student Loan being serviced by such Subservicer and permit the release of the Related Student Loan File from the custody of such Subservicer in connection with and immediately prior to the sale of any such Financed Student Loan by or on behalf of the Issuer, the Eligible Lender Trustee or the Indenture Trustee; (iv) permit the Master Servicer to terminate the Subservicing Agreement with respect to the custody of the Related Student Loan Files and the servicing of the Financed Student Loans by a Subservicer in the event of a breach of such Subservicing Agreement by such Subservicer; and (v) provide that any compensation payable to any Subcustodian or Subservicer (including any fees payable in connection with the release of any Student Loan Files from the custody of such Subservicer or in connection with the termination of the servicing activities of such Subservicer with respect to any Financed Student Loans) shall be payable solely by the Master Servicer. The Master Servicer shall not consent or agree to or permit any amendment or modification of any Subservicing Agreement which will in any manner materially adversely affect the rights or security of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders (it being understood that any amendment or supplement to any such Subservicing Agreement which would cause such Subservicing Agreement to fail to satisfy the criteria specified in this Section 3.13(a) will be deemed to have such a material adverse effect). The Master Servicer shall deliver a copy of each of the Subservicing Agreements as presently in effect and any amendment or supplement to any Subservicing Agreement to the Eligible Lender Trustee upon the execution and delivery of same.

          (b) The Master Servicer shall terminate all of the rights and obligations of a Subservicer with respect to all Financed Student Loans being serviced by such Subservicer in the event of a breach by such Subservicer of a Subservicing Agreement if the Master Servicer reasonably considers such termination to be in the best interests of the Certificateholders and Noteholders. Upon termination or expiration of any Subservicing Agreement, the Master Servicer shall take all appropriate steps to maintain adequate provisions for the administration, servicing, custody and collection of the Financed Student Loans, including without limitation, the appointment of any successor Subservicer pursuant to the terms of a Subservicing Agreement which satisfies the criteria set forth in Section 3.13(a). The Master Servicer shall notify the Eligible Lender Trustee, the Indenture Trustee and each Rating Agency if a successor Subservicer is appointed and shall furnish to the Eligible Lender Trustee a copy of any additional Subservicing Agreement or any amendment or supplement to any Subservicing Agreement in connection herewith.

          (c) Notwithstanding the provisions of any Subservicing Agreement or references herein to actions taken or caused to be taken by or through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for acting as Custodian of the Student Loan Files and the servicing of the Financed Student Loans in accordance with this Agreement without diminution of such obligation or liability by virtue of any such Subservicing Agreement or breach thereof by any Subservicer, the termination of any such Subservicing Agreement or the inability of the Master Servicer to cause any such Subservicer to take or refrain from taking any such action or by virtue of indemnification from the Subservicer, in each case, to the same extent and under the same terms and conditions as if the Master Servicer were acting alone as both custodian of the Student Loan Files and servicer of the Financed Student Loans without the benefit of any Subservicer. For purposes of this Agreement, the Master Servicer shall be deemed to have received all amounts received in respect of the Financed Student Loans by any Subservicer at the time of receipt of such amounts by such Subservicer.


                                  ARTICLE IV

                     Deposits into the Collection Account
                     ------------------------------------

          SECTION 4.01.  Deposits into the Collection Account.  (a)  The Master
                         ------------------------------------
Servicer shall deposit, or cause each Subservicer to deposit, into the Collection Account (in the case of clauses (i) and (ii) within two Business Days of receipt of freely available funds therefor):

          (i) all identifiable payments received by the Master Servicer or by any Subservicer on the Financed Student

     Loans, including any Guarantee Payments with respect to the Financed Student Loans;

         (ii)  all Liquidation Proceeds on the Financed Student Loans;

        (iii) the aggregate Purchase Amounts with respect to Purchased Student Loans, when such amounts are due, and any reimbursement payments required to be made by the Master Servicer, each as provided in Section 3.05 hereof; and

         (iv) all other amounts required to be deposited into the Collection Account by the Master Servicer or any Subservicer pursuant to the terms hereof.

          (b) The Eligible Lender Trustee shall deposit into the Collection Account within two Business Days of the receipt thereof, the aggregate amount of Interest Subsidy Payments and Special Allowance Payments by it with respect to the Financed Student Loans.

          (c) The Seller shall deposit into the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller under Section 3.02 and 5.01 of the Loan Sale Agreement when such amounts are due, as provided in Section 3.03 of the Loan Sale Agreement.

          (d) The Indenture Trustee, at the written direction of the Administrator, shall withdraw from the Pre-Funding Account and deposit into the Collection Account on each Determination Date during the Funding Period, an amount equal to the Capitalized Interest Amount for the preceding Collection Period, as provided in Section 2(f) of the Administration Agreement.

          (e) Notwithstanding subsections (a), (b) or (c) of this Section 4.01 any deposits required to be made into the Collection Account pursuant thereto shall be made directly to the Administrator pursuant to the Administrator's instructions if the Administrator has delivered an Officers' Certificate to the Master Servicer and the Eligible Lender Trustee certifying that an Administrator Deposit Condition has occurred and has not subsequently delivered an Officers' Certificate reporting the termination of the Administrator Deposit Condition.

                                   ARTICLE V

                              The Master Servicer
                              -------------------

          SECTION 5.01.  Representations of Master Servicer.  The Master
                         ----------------------------------
Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans and appointing the Master Servicer as master servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Financed Student Loans, and will be deemed to speak as of the applicable Transfer Date, in the case of the Additional Student Loans, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing.  The Master Servicer is duly
              ------------------------------
     organized and validly existing as a banking corporation in good standing under the laws of the Commonwealth of Virginia, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the legal right to service the Financed Student Loans.

          (b) Due Qualification.  The Master Servicer is duly qualified to do
              -----------------
     business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Financed Student Loans as required by this Agreement) shall require such qualifications.

          (c) Power and Authority of the Master Servicer.  The Master Servicer
              ------------------------------------------
     has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement has been duly authorized by the Master Servicer by all necessary corporate action.

          (d) Binding Obligation.  This Agreement constitutes a legal, valid and
              ------------------
     binding obligation of the Master Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

          (e) No Violation.  The consummation of the transactions contemplated
              ------------
     by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Master Servicer, or any material indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties. Performance by the Master Servicer of its servicing duties with respect to the Financed Student Loans, and compliance by the Master Servicer with the terms of this Agreement, will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Financed Student Loan by the applicable Guarantor.

          (f) No Proceedings.  There are no proceedings or investigations
              --------------
     pending against the Master Servicer or, to its best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Master Servicer is a party, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer, the Notes or Certificates.

          (g) All Consents.  All authorizations, consents, orders or approvals
              ------------
     of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Master Servicer in connection with the execution and delivery by the Master Servicer of this Agreement and the performance by the Master Servicer of its duties contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

          (h) Location of Student Loan Files.  The Financed Student Loan Files
              ------------------------------
     are kept in the offices specified in Schedule A, or at such other office specified in accordance with Section 2.02(b).

          SECTION 5.02.  Indemnities of Master Servicer.  The Master Servicer
                         ------------------------------
shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under this Agreement or which have been delegated to any Subservicer under any Subservicing Agreement.

          The Master Servicer shall pay for any loss, liability or expense, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator, the Certificateholders or the Noteholders or any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Seller to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Master Servicer in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any Subservicer under any Subservicing Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement or by reason of the reckless disregard of the obligations of any Subservicer under any Subservicing Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Master Servicer or any Subservicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event.

          For purposes of this Section, in the event of the termination of the rights and obligations of Signet as Master Servicer pursuant to Section 6.01, or a resignation by such Master Servicer pursuant to this Agreement, such Master Servicer shall be deemed to be the Master Servicer pending appointment of a successor Master Servicer pursuant to Section 6.02.

          The Master Servicer shall pay for any loss, liability or expense, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator, the Certificateholders or the Noteholders or any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Seller to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person as a result of any compensation payable to any Subservicer (including any fees payable in connection with the release of any Student Loan File from the custody of such Subservicer or in connection with the termination of the servicing activities of such Subservicer with respect to any Financed Student Loan) whether pursuant to the terms of any Subservicing Agreement or otherwise.

          Liability of the Master Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

          SECTION 5.03.  Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, Master Servicer.  The Master Servicer hereby agrees that, upon
-------------------------------
(a) any merger or consolidation of the Master Servicer into another Person, (b) any merger or consolidation to which the Master Servicer shall be a party resulting in the creation of another Person, (c) any Person succeeding to the properties and assets of the Master Servicer substantially as a whole or (d) any other transfer by the Master Servicer to any Person of the Master Servicer's student lending business substantially as a whole, the Master Servicer shall (i) cause such Person (if other than the Master Servicer) to execute an agreement of assumption to perform every obligation of the

Master Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, succession or transfer and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction or, in the case of a transfer pursuant to clause (d) to a Person that is a Non-Code Entity, deliver notice of such transfer and assumption to each Rating Agency, and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Master Servicer under this Agreement without further act on the part of any of the parties to this Agreement. Notwithstanding anything herein to the contrary, compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of any of the transactions referred to in clause (a), (b), (c) or (d) above.

          SECTION 5.04.  Limitation on Liability of Master Servicer and Others.
                         -----------------------------------------------------
Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision
                                          --------  -------
shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

          Except as provided in this Agreement, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Student Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may undertake any
           --------  -------
reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the

Certificateholders under this Agreement and the Noteholders under the Indenture.

          SECTION 5.05.  Signet Not to Resign as Master Servicer.  Subject to
                         ---------------------------------------
the provisions of Section 5.03, Signet shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Signet shall be communicated to the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Master Servicer shall have assumed the responsibilities and obligations of Signet in accordance with Section 6.02.


                                  ARTICLE VI

                                    Default
                                    -------

          SECTION 6.01.  Servicer Default.  If any one of the following events
                         ----------------
(a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Master Servicer to deliver or cause to be delivered to the Indenture Trustee for deposit in any of the Trust Accounts any payment required by the Basic Documents, which failure continues unremedied for five Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

          (b) any failure by the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and (ii) continue unremedied for a period of sixty
     (60) days (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such failure, if the

     Indenture Trustee and the Eligible Lender Trustee reasonably believe such failure is susceptible to cure within such longer period) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer, by the Indenture Trustee, the Eligible Lender Trustee or (B) to the Master Servicer, and to the Indenture Trustee, the Administrator and the Eligible Lender Trustee by Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the Outstanding Certificate Balance; or

          (c) any limitation, suspension or termination by the Department of the Master Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Financed Student Loans; or

          (d) an Insolvency Event occurs with respect to the Master Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Noteholders of Notes evidencing not less than 75% of the Outstanding Amount of the Notes by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 5.02) of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 6.02; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Financed Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Financed Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Student Loan Files to the successor Master Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

          Notwithstanding the termination of the Master Servicer and the engagement of a successor Master Servicer, each Subservicer shall continue to serve in its capacity as Subservicer, unless it is in breach of the related Subservicing Agreement.

          SECTION 6.02.  Appointment of Successor.  (a)  Upon receipt by the
                         ------------------------
Master Servicer of notice of termination pursuant to Section 6.01, or the resignation by the Master Servicer in accordance with the terms of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Master Servicer, the Issuer shall appoint a successor Master Servicer acceptable to the Indenture Trustee, and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee and the Administrator. In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer under this Agreement; provided, however, that
--------  -------
such right to appoint or to petition for the appointment of any such successor Master Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

          (b) Upon appointment, the successor Master Servicer (including the Indenture Trustee acting as successor Master Servicer) shall be the successor in all respects to the predecessor Master Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Master Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Master Servicer (which shall not exceed the Servicing Fee, unless such compensation arrangements will not result in a downgrading of the Notes or the Certificates by any Rating Agency) and all the rights granted to the predecessor Master Servicer by the terms and provisions of this Agreement.

          (c) The Master Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer pursuant hereto, shall be entitled to resign to the extent a qualified successor Master Servicer has been appointed and has assumed all the obligations of the Master Servicer in accordance with the terms of this Agreement and the other Basic Documents.

          SECTION 6.03.  Notification to Noteholders and Certificateholders.
                         --------------------------------------------------
Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to this Article VI, the Eligible Lender Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Administrator and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

          SECTION 6.04.  Waiver of Past Defaults.  The Noteholders of Notes
                         -----------------------
evidencing not less than a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Master Servicer in the performance of its obligations hereunder, and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          SECTION 7.01.  Amendment.  This Agreement may be amended by the Master
                         ---------
Servicer and the Eligible Lender Trustee, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders or in connection with a transaction described in Section 5.03 hereof; provided, however, that such action shall not, as evidenced by an
        --------  -------
Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Master Servicer and the Eligible Lender Trustee, with the consent of the Indenture Trustee, the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that, without the consent of all outstanding Noteholders and
--------  -------
Certificateholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance the Noteholders or the Certificateholders of which are required to consent to any such amendment.

          Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 6.02(f) of the Loan Sale Agreement. The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

          SECTION 7.02.  Protection of Interests in Trust.  (a)  The Master
                         --------------------------------
Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 6.02(a) of the Loan Sale Agreement seriously misleading within the meaning of (S)9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (b) The Master Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least five (5) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Financed Student Loans, and its principal executive office, within the United States of America.

          (c) The Master Servicer shall maintain accounts and records of each Financed Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect
to) each Financed Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Financed Student Loan.

          (d) The Master Servicer shall, by use of a distinct identification code, maintain, and cause each Subservicer to maintain, its computer systems so that, from and after the time of sale under this Agreement of the Financed Student Loans, the Master Servicer's, and each Subservicer's master computer records (including any backup archives) that refer to a Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Student Loan and that such Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's, the Eligible Lender Trustee's and the Indenture Trustee's interest in a Student Loan shall be deleted from or modified on the Master Servicer's and each Subservicer's computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

          (e) If at any time the Master Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Financed Student Loan, shall indicate clearly that such Financed Student Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

          (f) The Master Servicer shall permit, and shall cause each Subservicer to permit, the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's, or Subservicer's records regarding any Financed Student Loan; provided, however, that the Master Servicer or Subservicer is given reasonable
--------  -------
prior notice of at least five Business Days.

          (g) Upon request, at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Master Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five (5) Business Days, a list of all Financed Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and shall cause the Administrator to furnish to the Eligible Lender Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Initial Financed Student Loans set forth in Schedule A to the Loan Sale Agreement as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

          SECTION 7.03.  Notices.  All demands, notices and communications upon
                         -------
or to the Seller, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid), and shall be deemed to have been duly given upon receipt;

          (a)  in the case of the Seller, to

               Signet Bank
               7 North 8th Street
               Richmond, Virginia 23219
               Attention:  Treasurer
               Telephone:  (804) 771-7060
               Telecopy:   (804) 771-7936

          (b)  in the case of the Master Servicer and the
               Administrator, to
               Signet Bank
               7 North 8th Street
               Richmond, Virginia 23219
               Attention:  Treasurer
               Telephone:  (804) 771-7060
               Telecopy:   (804) 771-7936

          (c)  in the case of the Issuer, to
               Signet Student Loan Trust 1996-A
               c/o First Chicago Delaware, Inc., Trustee
               300 King Street
               Wilmington, Delaware 19801

               with a copy to the Eligible Lender Trustee at the Corporate Trust Office of the Eligible Lender Trustee

          (d) in the case of the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee;

          (e)  in the case of the Indenture Trustee, at its Corporate Trust
               Office;

          (f)  in the case of [rating agency]
               [___________________]
               ___________________________
               ___________________________
               Attention:  _______________
               Telephone:  _______________
               Facsimile:  _______________

          (g)  in the case of [rating agency]
               [_____________________]
               ___________________________
               ___________________________
               Attention:  _______________
               Telephone:  _______________

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 7.04.  Assignment.  Notwithstanding anything to the contrary
                         ----------
contained herein, except as provided in the succeeding sentence, as provided in
Section 5.03 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Master Servicer. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

          SECTION 7.05.  Limitations on Rights of Others.  The provisions of
                         -------------------------------
this Agreement are solely for the benefit of the Master Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Administrator, the Certificateholders, the Indenture Trustee and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 7.06.  Severability.  Any provision of this Agreement that is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.07.  Separate Counterparts.  This Agreement may be executed
                         ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.08.  Headings.  The headings of the various Articles and
                         --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 7.09.  Governing Law.  This Agreement shall be construed in
                         -------------
accordance with the laws of the Commonwealth of Virginia, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 7.10.  Non-Petition Covenants.  Notwithstanding any prior
                         ----------------------
termination of this Agreement, the Master Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 7.11.  Limitation of Liability of Eligible Lender Trustee and
                         ------------------------------------------------------
Indenture Trustee.  (a)  Notwithstanding anything contained herein to the
-----------------
contrary, this Agreement has been signed by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 7.12.  Confidentiality.  (a)  The Eligible Lender Trustee and
                         ---------------
its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of the Master Servicer, disclose to third parties (including Noteholders or Certificateholders) or use such information, in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or as required to fulfill an obligation of the Eligible Lender Trustee under this Agreement, in which case such Confidential Information shall be revealed only to the extent required for the purpose of fulfilling an obligation of the Eligible Lender Trustee under this Agreement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or legal process, provided that the Eligible Lender Trustee gives prompt written notice to the Master Servicer of the nature and scope of such disclosure.

          (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be obligated to disclose to any Person (i) any information regarding Obligors, the disclosure of which is prohibited by applicable law, or (ii) any information relating to the strategic plans or opportunities of its student lending business.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    SIGNET STUDENT LOAN TRUST 1996-A,

                                      by THE FIRST NATIONAL BANK OF CHICAGO not
                                         in its individual capacity but solely
                                         as Eligible Lender Trustee on behalf of
                                         the Trust,

                                         by
                                          ______________________________________
                                          Name:
                                          Title:

                                    SIGNET BANK

                                      by
                                        ________________________________________
                                        Name:
                                        Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee,


                                       by
                                         _______________________________________
                                         Name:
                                         Title:

Acknowledged and accepted
as of the day and year first
above written:

THE BANK OF NEW YORK, not in
its individual capacity but
solely as Indenture Trustee

by
     ___________________________
     Name:
     Title:

                                                                      SCHEDULE A


The Master Servicer shall maintain each Student Loan File at one of the locations listed below:

                                                                      SCHEDULE B



Locations of Student Loan Files for which the related Financed Student Loans are serviced by a Subservicer.